UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 27, 2025

BLACKBOXSTOCKS INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41051	45-3598066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1485, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 726-9203

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BLBX	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Securities Purchase Agreement

As previously reported in Blackboxstocks Inc.’s (the “Company”) Current Report on Form 8-K filed on January 22, 2025, the Company entered into a Securities Purchase Agreement (the “Original Purchase Agreement”) with Five Narrow Lane LP (including its successors and assigns, each a “Purchaser” and collectively, the “Purchasers”), and Five Narrow Lane LP, as collateral agent for the Purchasers (the “Agent”) on January 17, 2025, pursuant to which the Purchasers agreed to purchase from the Company a senior debenture (the “Initial Debenture”) and an amended and restated senior secured convertible debenture (the “Additional Debenture”, and together with the Initial Debenture, the “Debentures”) upon certain closing conditions applicable to the Initial Debenture and Additional Debenture, respectively.

On January 27, 2024, the Company, the Purchasers and the Agent entered into an Amendment to Securities Purchase Agreement (the “Amendment”, and together with the Original Purchase Agreement, the “Purchase Agreement”) to, among other things, increase the aggregate principal and subscription amount of the Initial Debenture and Additional Debenture to up to $550,000 and $2,300,000, respectively. The Amendment amends certain provisions within the Purchase Agreement to reflect such increase in the aggregate principal and subscription amounts of the Debentures including the definitions of “Exempt Issuance” and “Principal Amount” in Section 1.1(b), the initial closing outlined in Section 2.1, the additional closing outlined in Section 2.2, and Section 4.12(a) thereof. Palladium Capital Group LLC acted as placement agent for the Company in connection with the Amendment and the Amended and Restated Initial Debenture (as defined below).

The foregoing description of the Amendment does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Amended and Restated Initial Debenture

In connection with the Amendment, the parties thereto also amended and restated the Initial Debenture (the “Amended and Restated Initial Debenture”) on January 27, 2025, which increased the aggregate principal amount under the Amended and Restated Initial Debenture to $550,000, added requirements of holder prior written consent for any prepayments, prohibitions on factoring agreements, merchant cash advance agreements or similar arrangements and provided for an Amended and Restated Additional Debenture on the Trigger Date (as such terms are defined therein).

The foregoing description of the Amended and Restated Initial Debenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Amended and Restated Initial Debenture, which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Debentures to be issued under the Purchase Agreement were sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder. The Debentures have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

Item 9.01 Financial Statements and Exhibits

(d)  The following exhibits are filed with this Current Report on Form 8-K.

Exhibit	Description
10.1	Amendment to Securities Purchase Agreement dated as of January 27, 2025, by and among Blackboxstocks Inc. and Five Narrow Lane LP
10.2	Amended and Restated Debenture Due the Earlier of the Trigger Date and March 15, 2025 dated January 27, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2025	Blackboxstocks Inc.

	By:	/s/ Gust Kepler
Gust Kepler
President and Chief Executive Officer